PROPRIETARY AND CONFIDENTIAL FOR INTERNAL USE ONLY DO NOT DISTRIBUTE OUTSIDE THE COMPANY Legal & Compliance F&G Annuities & Life, Inc. Insider Trading and Tipping Policy

Insider Trading Policy – 2024-2-14 Legal & Compliance Page 2 of 13 Contents 1. Policy Statement ............................................................................................................................ 3 2. Scope ............................................................................................................................................ 3 3. Definitions ...................................................................................................................................... 3 4. Responsibilities .............................................................................................................................. 4 5. Consequences of Violations .......................................................................................................... 5 6. Duty to Report Violations ............................................................................................................... 5 7. Prohibited Activities ....................................................................................................................... 6 8. Controlling Persons ....................................................................................................................... 7 9. Trading Windows and Blackout Periods ........................................................................................ 7 10. Procedures for Approving Trades by Section 16 Individuals and Key Employees ......................... 9 11. Employee Benefit Plans ................................................................................................................. 9 12. Priority of Statutory or Regulatory Trading Restrictions ............................................................... 10 13. Pre-Approved Insider Trading Plans ............................................................................................ 10

Insider Trading Policy – 2024-2-14 Legal & Compliance Page 3 of 13 1. Policy Statement In order to comply with federal and state securities laws governing (a) trading in F&G Annuities & Life, Inc. securities while aware of Material Nonpublic Information concerning the Company, and (b) tipping or disclosing Material Nonpublic Information to outsiders, and in order to prevent even the appearance of improper insider trading or tipping, F&G Annuities & Life, Inc. has adopted this Policy for its directors, officers and employees, their Immediate Family, and specially designated outsiders who have access to the F&G Annuities & Life, Inc. Material Nonpublic Information. Capitalized terms used in this Policy have the meaning set forth in Section 3 below. 2. Scope Company is defined as: F&G Annuities & Life, Inc. and its majority owned owned subsidiaries and controlled affiliates where F&G maintains active control within the entity. This Policy generally applies to all directors, officers, employees, and contractors of the Company, and their Immediate Family, any entities controlled by them (collectively referred to as “Insiders”), and any other employees, contractors or consultants whom the Insider Trading Compliance Officer may designate as Insiders because they have access to Material Nonpublic Information concerning the Company. In addition, certain provisions of this Policy apply specificallyto Section 16 Individuals and other Insiders designated by the Insider Trading Compliance Officer. This Policy applies to any and all transactions in the Company’s securities, including sales, purchases, gifts (other than to entities or trusts controlled by the Insider), exchanges or any interest or position relating to the future price of Company securities such as a put, call or short sale. This Policy applies to any and all transactions in the Company’s securities, including shares of common stock and any other type of securities that the Company may issue, such as preferred stock, convertible debentures, warrants and exchange-traded options or other derivative securities. This Policy applies to all directors, officers, employees and designated outsiders upon its adoption by the Company, and to all new directors, officers, employees and designated outsiders at the start of their employment or relationship with the Company. Section 16 Individuals, as defined below, may be required to certify compliance with the Policy on an annual basis. 3. Definitions Key terms used in this Policy are defined as follows: “Compliance Officer” or “Insider Trading Compliance Officer” – The Company has designated its General Counsel and Corporate Secretary as its Insider Trading Compliance Officer for purposes of this Policy. “Immediate Family” –The spouse, son or daughter, father, mother, brother or sister Who reside in the same household as an Insider or whose transactions in Compnay securities the Insider significantly influences or controls, and anyone else who resides with the Insider.

Insider Trading Policy – 2024-2-14 Legal & Compliance Page 4 of 13 “Material Information” – Information is material if there is a reasonable likelihood that it would be expected to affect the investment or voting decisions of a reasonable stockholder or investor, or if the disclosure of the information would be expected to significantly alter the total mix of the information in the marketplace about the Company. In simple terms, Material Information is any type of information which could reasonably be expected to affect the price of Company securities. Such information may be positive or negative, favorable or unfavorable. While it is not possible to identify all information that would be deemed “material,” the following types of information ordinarily would be considered material: • Financial performance, especially quarterly and year-end revenue and earnings, and significant changes in financial performance or liquidity. • Company projections and strategic plans. • Potential mergers and acquisitions or the sale of Company assets or subsidiaries.New major contracts, strategic partners, suppliers, customers or finance sources, or the loss thereof. • Significant cybersecurity incidents. • Significant actions by regulatory authorities. • Stock splits, public or private securities/debt offerings or changes in Company dividend policies or amounts. • Significant changes in senior management. • Significant labor disputes or negotiations. • Actual or threatened major litigation or the resolution of such litigation. “Material Nonpublic Information” – Material Information is nonpublic if it has not been widely disseminated to the public through major newswire services, national news services and financial news services or on a Form 8-K filed with the Securities and Exchange Commission (the “SEC”). For the purposes of this Policy, information generally will be considered public, i.e., no longer “nonpublic,” after the close of trading on the first full trading day following the Company’s widespread public release of the information. Any exception to this general rule must be approved in advance by the Compliance Officer. “Section 16 Individuals” –Company’s directors and officers who are subject to the reporting provisions and trading restrictions of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the underlying rules and regulations promulgated by the SEC. Section 16 Individuals must obtain prior approval of all trades of Company securities from the Compliance Officer as provided in Section 10 of this Policy. 4. Responsibilities Persons subject to this Policy have ethical and legal obligations to maintain the confidentiality of information about the Company and to not engage in transactions in Company securities while in possession of Material Nonpublic Information. Each individual is responsible for making sure that he or she complies with this Policy, and that any Immediate Family or entity whose transactions are subject to this Policy also complies with this Policy. In all cases, the responsibility for determining whether an individual is in possession of Material Nonpublic Information rests with that individual, and any action on the part of the Company, the Compliance Officer or any other employee or director pursuant to this Policy (or otherwise) does not in any way constitute legal advice or insulate an individual from liability under applicable securities laws. Those subject to this Policy could be subject

Insider Trading Policy – 2024-2-14 Legal & Compliance Page 5 of 13 to severe legal penalties and disciplinary action by the Company for any conduct prohibited by this Policy or applicable securities laws, as described more fully below. The Insider Trading Compliance Officer is responsible for reviewing and either approving or disapproving all proposed transactions by Section 16 Individuals. Section 16 Individuals are responsible for obtaining prior approval of all trades in Compnay securities from the Insider Trading Compliance Officer in accordance with the procedures set forth in Section 10 below. The Insider Trading Compliance Officer may not trade in Company securities unless the trade has been approved by the Vice-Chairman or Chief Executive Officer in accordance with established procedures. The Insider Trading Compliance Officer may designate an alternate individual, who may perform their duties in the event they are unable or unavailable to perform such duties. Section 16 Individuals are responsible for obtaining prior approval of all trades in Company securities from the Insider Trading Compliance Officer in accordance with the procedures set forth in Section 10 below. 5. Consequences of Violations a. Civil and Criminal Penalties. The consequence of prohibited insider trading or tipping can be severe. Persons violating insider trading or tipping rules may be required to disgorge the profit made or the loss avoided by the trading, pay the loss suffered by the person who purchased securities from or sold securities to the insider tippee, pay civil penalties up to three times the profit made or loss avoided, pay a criminal penalty of up to $1,000,000, and serve a jail term of up to twenty years. Controlling Persons of the person violating the rules may also be required to pay major penalties. b. Company Discipline. Violation of this Policy or federal or state insider trading or tipping laws by any director, officer or employee, or their immediate family, may subject the director to termination for cause and the officer or employee to disciplinary action by the Company up to and including termination for cause. 6. Duty to Report Violations Any Insider who violates this Policy or any federal or state laws governing insider trading or tipping, or knows of any such violation by any other Insiders, must report the violation immediately to the Compliance Officer. Upon learning of any such violation, the Compliance Officer, in consultation with the Company’s legal counsel, will determine whether the Company should release any Material Nonpublic Information, or whether the Company should report the violation to the SEC or other appropriate governmental authority.

Insider Trading Policy – 2024-2-14 Legal & Compliance Page 6 of 13 7. Prohibited Activities a. No Insider may trade in Company securities (including common stock, options to purchase common stock, or any other type of securities that the Company may issue, such as preferred stock, convertible debentures and warrants, as well as derivative securities that are not issued by the Company, such as exchange-traded put or call options or swaps relating to the Company’s securities) while aware of Material Nonpublic Information concerning the Company. This prohibition shall not apply, however, to trades by Insiders that are performed pursuant to a Pre-Approved Insider Trading Plan That complies with Section 13 of this Policy. Any Insider who is unsure whether the information that they are aware of is Material Nonpublic Information must consult the Insider Trading Compliance Officer for guidance before trading in any Company securities. b. No Section 16 Individual or Insider who is subject to the Company’s trading windows or blackout periods described in Section 9 may trade in Company securities outside of the applicable “trading windows” or during any blackout period or special trading blackout periods designated by the Insider Trading Compliance Officer unless such trades are conducted pursuant to a Pre-Approved Insider Trading Plan that complies with the provisions of Section 13 of this Policy. c. No Section 16 Individual may trade in Company securities during any period where the Company has imposed a ban on trading Company securities held through any employee benefit plan administered by the Company unless the no trading period is an express, regular feature of the employee benefit plan. d. No Section 16 Individual may trade in Company securities unless the trade has been approved by the Insider Trading Compliance Officer in accordance with the established trade approval process described in Section 10. Section 16 Individuals should retain all records and documents that support their reasons for making each trade. e. No Insider may “tip” or disclose Material Nonpublic Information concerning the Company to any outside person (including family members, analysts, individual investors and members of the investment community and news media), unless required as part of that Insider’s regular duties for the Company and authorized by the Insider Trading Compliance Officer. In any instance in which such information is disclosed to outsiders, the Company will take such steps as are necessary to preserve the confidentiality of the information, including requiring the outsider to agree in writing to comply with the terms of this Policy and/or to sign a confidentiality agreement. f. No Insider may give trading advice of any kind about the Company to anyone while the Insider is aware of Material Nonpublic Information about the Company, except that Insiders should advise others not to trade if doing so might violate the law or this Policy. The Company strongly discourages all Insiders from giving trading advice concerning the Company’s securities to third parties at all times, whether or not the Insiders are aware of Material Nonpublic Information about the Company.

Insider Trading Policy – 2024-2-14 Legal & Compliance Page 7 of 13 g. Section 16 Individuals are subject to the terms of the Company’s Hedging & Pledging Policy. Insiders who are not Section 16 Individuals are strongly discouraged from trading in any interest or position relating to the future price of Company securities, such as a put, call or short sale. Such transactions may permit an Insider to continue to own securities of the Company, but without the full risks and rewards of ownership. When that occurs, the Insider may no longer have the same objectives as the Company’s other stockholders. Moreover, certain short-term or speculative transactions in the Company’s securities by employees, officers and directors create the potential for heightened legal risk and/or the appearance of improper or inappropriate conduct involving the Company’s securities. h. No Insider may (a) trade in the securities of any other public company while the Insider is aware of Material Nonpublic Information concerning that company, (b) “tip” or disclose Material Nonpublic Information concerning any other public company to anyone, or (c) give trading advice of any kind to anyone concerning any other public company while the Insider is aware of Material Nonpublic Information about that company. i. No employee shall post any Material Nonpublic Information about the Company on any Internet message board at any time. Violation of these prohibitions may result in termination and, in the case of inside information, possible investigation and enforcement by the SEC. j. The trading prohibitions of this Policy do not apply to gifts of Company securities to Immediate Family or controlled entities that are also subject to this Policy. All other gifts are subject to this Policy, including the trading windows and blackout periods described in Section 9 and trade approval procedures described in Section 10. 8. Controlling Persons a. All individuals who supervise, direct or manage the activities of any other employee of the Company may be deemed a “Controlling Person” for purposes of insider trading liability. b. A Controlling Person may be subject to liability for insider trading or tipping by a controlled person if the Controlling Person knows or recklessly disregarded that the controlled person was likely to violate insider trading laws and failed to take steps to prevent such activity. c. The Company may be a Controlling Person of its employees. d. All Controlling Persons are encouraged to be vigilant in monitoring the activities of controlled persons with respect to possessing, having access to or otherwise being aware of Material Nonpublic Information and promptly report any suspicious activity to the Compliance Officer. e. Controlling Persons are subject to a civil penalty of $1 million or three times the amount of profits realized or losses avoided, and a criminal penalty of up to $25 million due to insider trading or tipping by controlled persons. 9. Trading Windows and Blackout Periods a. Trading Window for Section 16 Individuals and Certain Designated Insiders. Subject to obtaining an exception from the Insider Trading Compliance Officer in accordance with the

Insider Trading Policy – 2024-2-14 Legal & Compliance Page 8 of 13 procedures set forth in Section 10 below, Section 16 Individuals and other Insiders who are designated by the Insider Trading Compliance Officer as subject to the Company’s quarterly trading blackout periods may not trade in (or gift) Company securities during the applicable quarterly blackout period described below. i. Section 16 Individuals and other Insiders who receive information concerning the Company’s consolidated quarterly financial resultsmay not trade in Company securities during the period beginning on the date that the Section 16 Individuals and other Insiders receive such information through close of market on the first full trading day following the Company’s widespread public release of quarterly or year-end earnings. ii. Directors and other Insiders designated by the Insider Trading Compliance Officer, may not trade in Company securities during the period beginning on the date that each person receives materials for the quarterly meeting of the Board of Directors (or the audit committee) through close of market on the first full trading day following the Company’s widespread public release of quarterly or year-end earnings. b. Special Blackout Periods. The Insider Trading Compliance Officer may designate special blackout periods during which trading in Company securities is prohibited for certain designated groups, which may include Section 16 Individuals and certain or all Insiders. c. No Trading During Trading Windows While in the Possession of Material Nonpublic Information. No Insiders who are aware of Material Nonpublic Information concerning the Company may trade in Company securities even during applicable trading windows. Persons who are aware of such information may trade during a trading window only after close of market on the first full trading day following the Company’s widespread public release of the information. d. No Trading During Blackout Periods. No Section 16 Individuals or other Insiders who are designated by the Insider Trading Compliance Officer as subject to the Company’s blackout periods may trade in Company securities outside of the applicable trading windows or during any special blackout periods to which they are subject (as designated by the Insider Trading Compliance Officer). No Section 16 Individual or designated Insider who is subject to a blackout period may disclose to any outside third party that a special blackout period has been designated. e. However, any such blackout period and the trading restrictions imposed thereunder shall not apply to trades made pursuant to a Pre-Approved Insider Trading Plan that was entered into prior to such blackout period in compliance with the requirements of Section 13 below. f. Exceptions for Hardship Cases. The Compliance Officer may, on a case-by-case basis, authorize trading in Company securities outside of the applicable trading windows (but not during special blackout periods) due to financial hardship or other hardships, but only in accordance with the procedures set forth in Section 10.b. below. Such instances are expected to be rare.

Insider Trading Policy – 2024-2-14 Legal & Compliance Page 9 of 13 10. Procedures for Approving Trades by Section 16 Individuals and Key Employees a. Section 16 Individuals Trades. No Section 16 Individual may trade in Company securities until: i. The person trading has notified the Insider Trading Compliance Officer of the amount and nature of the proposed trade; and ii. The Insider Trading Compliance Officer has approved the trade. b. Hardship Trades. The Insider Trading Compliance Officer may, on a case-by-case basis, authorize trading in Company securities outside of the applicable trading windows (but not during special blackout periods) due to financial hardship or other hardship only after: i. The person trading has notified the Insider Trading Compliance Officer in writing of the circumstances of the hardship and the amount and nature of the proposed trade; ii. The person trading has certified to the Insider Trading Compliance Officer in writing no earlier than two business days prior to the proposed trade that he or she is not aware of Material Nonpublic Information concerning the Company; and iii. The Insider Trading Compliance Officer has approved the trade and has certified approval in writing. c. No Obligation to Approve Trades. The existence of the foregoing approval procedures does not in any way obligate the Insider Trading Compliance Officer to approve any trades requested by Section 16 Individuals or hardship applicants. The Insider Trading Compliance Officer may reject any trading requests at their sole reasonable discretion. 11. Employee Benefit Plans a. Employee Stock Purchase Plan. The trading prohibitions and restrictions set forth in this Policy do not apply to periodic contributions by the Company or employees the Company’s employee stock purchase plan which are used to purchase Company securities pursuant to the employees’ advance instructions. However, such trading prohibitions and restrictions will apply to an employee’s election to increase or decrease his or her periodic contributions to the employee stock purchase plan. b. Stock Option Plan. The trading prohibitions and restrictions of this Policy apply to all sales of securities acquired through the exercise of stock options granted by the Company, but not to the acquisition of securities through such exercises, including by means of a “cashless” net exercise or the exercise of a tax withholding right pursuant to which a person has elected to have the Company withhold shares subject to an option to satisfy tax withholding requirements. This Policy does apply, however, to any sale of securities as part of a broker- assisted cashless exercise of an option, or any other market sale, for the purpose of generating the cash needed to pay the exercise price or satisfy tax withholding obligations of an option. Such trading prohibitions and restrictions shall not apply, however, to sales of securities that were acquired through an exercise of stock options granted by the Company

Insider Trading Policy – 2024-2-14 Legal & Compliance Page 10 of 13 where the sale is made pursuant to a Pre-Approved Insider Trading Plan, as described in Section 13 of this Policy. c. Restricted Stock Awards. The trading prohibitions and restrictions of this Policy do not apply to the vesting of restricted stock, or the exercise of a tax withholding right pursuant to which an employee elects to have the Company withhold shares of stock to satisfy tax withholding requirements upon the vesting of any restricted stock. Such trading prohibitions and restrictions will apply, however, to any market sale of restricted stock. d. 401(k) Plans. The trading prohibitions and restrictions of this Policy do not apply to purchases of Company stock in the Company’s 401(k) plan resulting from an employee’s periodic contribution of money to the plan pursuant to his or her payroll deduction election. Such trading prohibitions and restrictions will apply, however, to certain elections an employee may make under the 401(k) plan, including: (a) an election to increase or decrease the percentage of his or her periodic contributions that will be allocated to the Company stock fund; (b) an election to make an intra-plan transfer of an existing account balance into or out of the Company stock fund; (c) an election to borrow money against such employee’s 401(k) plan account if the loan will result in a liquidation of some or all of his or her Company stock fund balance; and (d) an election to pre-pay a plan loan if the pre-payment will result in allocation of loan proceeds to the Company stock fund. e. Dividend Reinvestment Plans. The trading prohibitions and restrictions of this Policy do not apply to purchases of Company securities under a Company dividend reinvestment plan, if any, resulting from an employee’s reinvestment of dividends paid on Company securities. Such trading prohibitions and restrictions will apply, however, to voluntary purchases of Company securities resulting from additional contributions an employee chooses to make to a Company dividend reinvestment plan, and to his or her election to participate in the plan or increase or decrease such employee’s level of participation in the plan. Such prohibitions and restrictions also apply to an employee’s sale of any Company securities purchased pursuant to a dividend reinvestment plan. 12. Priority of Statutory or Regulatory Trading Restrictions The trading prohibitions and restrictions set forth in this Policy will be superseded by any greater prohibitions or restrictions prescribed by federal or state securities laws and regulations, e.g., short- swing trading by Section 16 Individuals or restrictions on the sale of securities subject to Rule 144 under the Securities Act of 1933. Any Insider who is uncertain whether other prohibitions or restrictions apply should ask the Compliance Officer. 13. Pre-Approved Insider Trading Plans a. Where referenced within this Policy, an Insider may elect to trade in Company securities pursuant to a written plan or set of instructions to another person (a “Trading Plan”). b. The entry into, amendment and termination of Trading Plans are subject to pre-approvals by the Insider Trading Compliance Officer. A Trading Plan will not be approved unless it contains the following provisions:

Insider Trading Policy – 2024-2-14 Legal & Compliance Page 11 of 13 i. A Trading Plan must be in writing and signed by the person seeking to adopt the Trading Plan. A Trading Plan must have a duration of at least 6 months and no more than 18 months. ii. A Trading Plan must include the following: • the specific amount of securities to be traded (either a specified number of securities or a specified dollar value of securities); the price at which the securities are to be traded; and the date on which the order is to be executed (either the specific day of the year on which the order is to be executed—or as soon thereafter as is practicable under ordinary principles of best execution—in the case of a market order, or, in the case of a limit order, a day of the year on which the limit order is in force); OR • a written formula or algorithm, or computer program for determining the amount of securities that are to be purchased or sold and the price at which and the date on which the securities were to be purchased or sold; OR • a provision that grants complete investment discretion to another person (a “Representative”) and does not permit the Insider to exercise any subsequent influence over how, when, or whether to effect trades. Reliance upon this provision will also require a signed affirmation by the Representative that such Representative will not exercise this complete grant of discretion to trade on such securities while such Representative is aware of Material Nonpublic Information about the Company or its securities. iii. A Trading Plan must include a “cooling off period” during which no trades may occur under the Trading Plan as described below: • For Section 16 Individuals, the cooling off period shall begin on the date the Trading Plan is adopted or modified and end on the later of: (a) close of market on the 90th day following such adoption or modification of the Trading Plan, or (b) two business days following the disclosure on Form 10-Q or Form 10-K of the Company’s financial results for the fiscal quarter in which the plan was adopted or modified (but in any event, the required cooling off period is subject to a maximum of 120 days after the date of adoption of the Trading Plan). • For all other Insiders, the cooling off period shall begin on the date the trading plan is adopted (or modified) and end at close of market on the 30th day following the date of adoption or modification of the Trading Plan. • No cooling off period shall be required following a modification of a Trading Plan that does not change the sales or purchase prices or price ranges, the amount of securities to be sold or purchased or the timing of transactions under the Trading Plan. iv. A Trading Plan for Section 16 Individuals must include a certification with the representations required by Rule 10b5-1(c)(1)(ii)(C) of the Exchange Act.

Insider Trading Policy – 2024-2-14 Legal & Compliance Page 12 of 13 v. If a Trading Plan is adopted, all trades must be made pursuant to the Trading Plan. Insiders seeking to utilize a Trading Plan may not, in any manner, alter or deviate from the trading instructions set forth in a Trading Plan, including changing the amount, price, or timing of the trade. vi. Trading Plans may be terminated or amended with the prior approval of the Insider Trading Compliance Officer. However, termination or amendment of the Trading Plan could put into question the protection afforded by to the Trading Plan under the Exchange Act. A plan participant that terminates a Trading Plan prior to its stated duration should not trade in Company securities (including pursuant to a new Trading Plan) until the later of (i) the next trading window, or (ii) 90 days following such termination or amendment of the Trading Plan for Section 16 Individuals and 30 days following such termination or amendment of the Trading Plan for all other Insiders. Any new Trading Plan is subject to the cooling off periods described above. An Insider may not in any way discuss with his or her designated Representative or stockbroker the Company, information about the Company, or the timing of trading in the Company’s securities (other than to confirm that he or she has given instructions and set forth their contents). vii. Section 16 Individuals must comply with the provisions of the Company’s Hedging and Pledging Policy respect to the Company’s securities. viii. No Insider seeking to adopt a Trading Plan may do so if he or she is aware of any Material Nonpublic Information about the Company or Company securities, or any information at variance with the Company’s statements to investors. ix. Any Insider seeking to adopt a Trading Plan must enter into such Trading Plan in good faith and not as a part of a plan or scheme to evade the prohibitions of any insider trading laws, rules or regulations and the Insider must act in good faith for the duration of the Trading Plan. x. No Insider may enter into or amend a Trading Plan outside of a trading window described in Section 9 above or during any quarterly or special blackout periods. xi. Multiple or overlapping Trading Plans are prohibited, subject to certain exceptions. A Trading Plan providing for an eligible sell-to-cover transaction will not be considered an outstanding or additional Trading Plan. Additionally, a plan participant may adopt a new Trading Plan to replace an existing Trading Plan before the scheduled termination date of such existing Trading Plan so long as the first scheduled trade under the new Trading Plan does not occur prior to the last scheduled trade(s) of the existing Trading Plan and otherwise complies with these Guidelines and any other requirements established by the Insider Trading Compliance Officer. xii. Insiders are limited to one “single-trade” Trading Plan in any consecutive 12-month period. A “single-trade” Trading Plan is generally one which is designed to effect an open-market sale (or purchase) of the total amount of the securities subject to the Trading Plan in a single transaction. A sell-to-cover transaction, which authorizes a sale by a broker of only such securities necessary to satisfy tax withholding obligations

Insider Trading Policy – 2024-2-14 Legal & Compliance Page 13 of 13 arising from the vesting of a Company compensatory award, is generally exempt from the limitation on “single-trade” Trading Plans. xiii. For Section 16 Individuals, Form 4 filings reporting transactions effected under a Trading Plan will indicate that the reported transaction(s) was made pursuant to a Trading Plan. c. The Company reserves the right to reject any Trading Plan which, in its judgment, does not satisfy the requirements above or that generally does not comply with the provisions of Rule 10b5-1 of the Exchange Act.